Exhibit 10.7

THE SECURITIES ISSUABLE UNDER THIS PROMISSORY NOTE HAVE NOT BEEN AND WILL NOT BE REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

THIS NOTE IS REGISTERED WITH THE COMPANY AS TO BOTH PRINCIPAL AND INTEREST AND, ACCORDINGLY, IS IN “REGISTERED FORM” WITHIN THE MEANING OF SECTIONS 871(H) AND 881(C) OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Original Issue Date: _September 16, 2022

Original Principal Amount: $_1,200,000.00_____

PROMISSORY Note

THIS PROMISSORY NOTE is one of duly authorized and validly issued Promissory Notes of Emmaus Life Sciences, Inc., a Delaware corporation (the “Company”), having its principal place of business at 21250 Hawthorne Boulevard, Suite 800, Torrance, California 90503 (this Promissory Note, as amended, restated, supplemented or otherwise modified from time to time, together with any replacement hereof, this “Note” and collectively with the such other Promissory Notes, the “Notes”).

FOR VALUE RECEIVED, the Company promises to pay in cash to __Seah Lim_____, or registered assigns (the “Holder”), or shall have paid pursuant to the terms hereof, the principal sum of $_1,200,000___ on _September 16, 2025 (the “Maturity Date”), or such earlier date as this Note is required or permitted to be repaid as provided herein, and to pay interest to the Holder on the aggregate then outstanding principal amount hereof in accordance with the provisions hereof.

This Note is subject to the following additional provisions:

Section 1.Definitions.  For the purposes hereof, in addition to the terms defined elsewhere in this Note, the following terms shall have the following meanings:

“Affiliate” shall have the meaning set forth in Rule 12b-2 under the Exchange Act.

“Applicable Interest Rate” means an annual rate of six percent (6.0%); provided, however, that following the occurrence and during the continuance of an Event of Default, the “Applicable Interest Rate” shall automatically, without notice or any other action required by Holder, mean an annual rate equal to ten percent (10.0%,) or the highest rate permitted by applicable law, whichever is lower.

“Bankruptcy Event” means any of the following events: (a) the Company or any Subsidiary thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company, (b) there is commenced against the Company or any Subsidiary thereof any such case or proceeding that is not dismissed within sixty (60) days after commencement, (c) the Company or any Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within sixty (60) calendar days after such appointment, (d) the Company or any Subsidiary thereof makes a general assignment for the benefit of creditors, or (e) the Company or any Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of California are authorized or required by law or other governmental action to close; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home,” “shelter-in-place,” “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in the State of California generally are open for use by customers on such day.

“California Courts” shall have the meaning set forth in Section 8(d).

“Change of Control Transaction” means the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of fifty percent (50%) of the voting power of the Company (other than by means of conversion or exercise of this Note), (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than fifty percent (50%) of the aggregate voting power of the Company or the successor entity of such transaction, or (c) the Company, directly or indirectly, Disposes of all or substantially all of its assets to another Person.

“Commission” means the U.S. Securities Exchange Commission.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Shares” means, collectively, the shares of Common Stock issuable upon the Maturity Date pursuant to Section 4(a).

“Delivery Date” shall have the meaning set forth in Section 4(a)(iii).

“Dispose” and “Disposition” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction or by way of a merger) for value of assets or property of a Person (other than intra-Company transactions), in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person, excluding any sales of inventory in the ordinary course of business.

“Distribution” shall have the meaning set forth in Section 5(d).

“DTC” means the Depository Trust Company.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Event of Default” shall have the meaning set forth in Section 7(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fundamental Transaction” means (a) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person (other than a merger with a parent or Subsidiary to effect a name change or a change in domicile), (b) the Company, directly or indirectly, effects any sale, lease, exclusive license, assignment, transfer, conveyance or other Disposition of all or substantially all of its assets in one or a series of related transactions, (c) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of fifty percent (50%) or more of the outstanding Common Stock, (d) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock (but, for the avoidance of doubt, excluding any transaction, event or occurrence covered by Section 5(a)) or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, (e) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than fifty percent (50%) of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or Affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination).

“Governmental Authority” means any national, supranational, federal, state, county, provincial, local, municipal or other government or political subdivision thereof (including any Regulatory Authority), whether domestic or foreign, and any agency, authority, commission, ministry, instrumentality, regulatory body, court, tribunal, arbitrator, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to any such government.

“Material Adverse Effect” means a material adverse effect upon: (a) the business, operations, properties, assets or financial condition of the Company and its Subsidiaries taken as a whole; (b) the prospect of payment when due of any part of the Company’s obligations under this Note; or (c) the ability of Holder to enforce any of its rights or remedies with respect to such obligations.

“Note Register” shall have the meaning set forth in Section 2(c).

“Original Issue Date” means the date set forth in the heading to this Note, regardless of any transfers of this Note or amendments to this Note and regardless of the number of instruments which may be issued to evidence this Note.

“Purchase Rights” shall have the meaning set forth in Section 4(b).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Standard Settlement Period” means the standard settlement period, expressed in Trading Days, on the Principal Market.

“Successor Entity” shall have the meaning set forth in Section 4(d).

Section 2.Principal and Interest Payments; Prepayment.

a)Repayment.  Subject to paragraphs (b) and (d) of this Section 2, all unpaid principal, accrued and unpaid interest and other amounts payable in respect of this Note shall be due and payable in full on the Maturity Date in cash (by wire transfer of immediately available funds to the account of the Holder). This Note may be prepaid in accordance with Section 2(d).

b)Payment of Interest and Issuance of Shares.  The Company shall pay interest to the Holder on the aggregate principal amount of this Note outstanding from time to time at the Applicable Interest Rate, payable in full on the Maturity Date or earlier prepayment of this Note, in cash (by wire transfer of immediately available funds to the account of the Holder).  On the Maturity Date or earlier prepayment of this Note, the Company also shall pay and issue to the Holder in book-entry form one (1) Share for each $5 original principal amount of this Note or, in the event of the prepayment of this Note, each $5 principal amount of this Note so prepaid, which number of Shares is subject to adjustment as provided in Section 4. All book-entry notices evidencing the Shares shall bear a restrictive legend under applicable securities laws.

c)Interest Calculations.  Interest shall be calculated based on a 360-day year and the actual number of days elapsed and shall accrue daily commencing on the Original Issue Date until payment in full of the outstanding principal amount of this Note, together with all accrued and unpaid interest and other amounts which may become due hereunder, has been made.  Interest hereunder will be paid to the person in whose name this Note is duly registered on the records of the Company regarding registration and transfers of this Note (the “Note Register”) or such person’s designee identified to the Company in writing.

d)Prepayment.  The principal amount of this Note may be prepaid, in whole in full or in part, by the Company only with the prior written consent of the Holder.  Any such prepayment shall include payment of accrued and unpaid interest on, and payment and issuance of the Shares payable with respect to, such prepaid principal amount prepaid.

Section 3.Registration of Transfers and Exchanges.

a)Different Denominations.  This Note is exchangeable for an equal aggregate principal amount of like Notes of different denominations as requested by the Holder surrendering the same.  No service charge will be payable for such registration of transfer or exchange.

b)Reliance on Note Register.  Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4.	Certain Adjustments.

a)Stock Dividends and Stock Splits.  If the Company, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any Shares of Common Stock issued by the Company under any of the Notes), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company in exchange therefor, then the number of Shares issuable as provided in Section 2(b) shall be multiplied by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and the denominator shall be the number of shares of Common Stock outstanding immediately after such event.  Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

b)Subsequent Rights Offerings.  In addition to any adjustments pursuant to Section4(a) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of Shares issuable upon the Maturity Date of this Note immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

c)Pro Rata Distributions. During such time as this Note is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a "Distribution"), at any time after the issuance of this Note, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of Shares issuable upon the Maturity Date of this Note immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution.

d)Fundamental Transaction.  If, at any time while this Note is outstanding, the Company effects a Fundamental Transaction, then, upon the Maturity Date of this Note, the Holder shall have the right to receive, for each  Share that would have been issuable upon the Maturity Date, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock issuable upon the Maturity Date of this Note.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon the Maturity Date of this Note following such Fundamental Transaction.  The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Note and the Voting Agreement in accordance with the provisions of this Section 4(d) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Note, deliver to the Holder in exchange for this Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Note which is payable upon the Maturity Date in accordance with Section 2(b) by issuance and delivery to the Holder of a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the Shares issuable upon the Maturity Date of this Note  and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the Voting Agreement referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note and the Voting Agreement with the same effect as if such Successor Entity had been named as the Company herein and therein.  For the avoidance of doubt, nothing in this Section 4(d) shall be deemed implied consent to any Fundamental Transaction otherwise prohibited by Section 5.

e)Calculations.  All calculations under this Section 4 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable.  For purposes of this Section 4, the number of outstanding shares of Common Stock on a given date shall exclude any treasury shares of the Company.

f)Notice to the Holder.

i.Adjustment to Shares.  Whenever the number of Shares is adjusted pursuant to any provision of this Section 4, the Company shall promptly deliver to the Holder a notice setting forth the number of Shares or other adjustment in the Shares after such adjustment and setting forth a brief statement of the facts underlying such adjustment.

Section 5.Covenants.

a)Reservation of Authorized Shares.

i.So long as any of this Note is outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the payment of this Note upon the Maturity Date, the number of Shares issuable upon the Maturity Date (the "Required Reserve Amount").

ii.If at any time while this Note remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to have reserved for issuance upon the Maturity Date of this Note at least a number of shares of Common Stock equal to the Required Reserve Amount (an "Authorized Share Failure"), then the Company shall promptly take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than seventy-five (75) days after the occurrence of such Authorized Share Failure, the Company shall either (x) obtain the written consent of its stockholders for the approval of an increase in the number of authorized shares of Common Stock and provide each stockholder with an information statement with respect thereto or (y) file with the Commission a proxy statement for a meeting of its stockholders at which meeting the Company will seek the approval of its stockholders for an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use commercially reasonable efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause its Board of Directors to recommend to the stockholders that they approve such proposal. Notwithstanding the foregoing, if during any such time of an Authorized Share Failure, the Company is able to obtain the written consent of a majority of the shares of its issued and outstanding Common Stock to approve the increase in the number of authorized shares of Common Stock, the Company may satisfy this obligation by obtaining such consent and submitting for filing with the Commission an Information Statement on Schedule 14C.

Section 6.Events of Default.

a)“Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i.any default in the payment of principal, interest or other amounts owing to the Holder under this Note, as and when the same shall become due and payable;

ii.the Company shall fail to observe or perform any other covenant or agreement contained in this Note (other than a breach by the Company of (x) its obligations to pay principal, interest or other amounts owing to the Holder under this Note, which breach is addressed in clause (i)), which failure is not cured, if possible to cure, within a reasonable period after notice of such failure sent by the Holder to the Company;

iii.the Company shall be subject to a Bankruptcy Event;

iv.a judgment in excess of $1,000,000 is entered against the Company and, within sixty (60) days after entry thereof, such judgment is not discharged or satisfied or execution thereof stayed pending appeal, or within sixty (60) days after the expiration of any such stay, such judgment is not discharged or satisfied; or

v.if any of the following occurs, (i) the U.S. Food and Drug Administration or any other Governmental Authority initiates an enforcement action against the Company or any of its Subsidiaries that causes the Company or any such Subsidiary to recall, withdraw, remove or discontinue marketing any of its products and such recall, withdraw, removal or discontinuation would have a Material Adverse Effect; (ii) the U.S. Food and Drug Administration or any other Governmental Authority issues a warning letter to the Company or any of its Subsidiaries with respect to any regulatory matter which would , in the aggregate when considered with all other existing and effective warning letters, to have a Material Adverse Effect; (iii) the Company or any of its Subsidiaries conducts a mandated or voluntary recall which could reasonably be expected to result in aggregate liability and expense to the Company and its Subsidiaries that reasonably would have a Material Adverse Effect; or (iv) the Company or any of its Subsidiaries enters into a settlement agreement with the U.S. Food and Drug Administration or any other Governmental Authority that results in aggregate payments in respect of or related to any single or related series of transactions, incidents or conditions, in excess of $1,000,000, or that would have a Material Adverse Effect.

b)Remedies Upon Event of Default.  If any Event of Default occurs, the outstanding principal amount of this Note, plus accrued but unpaid interest and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash.  In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any notice, presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce all of its rights and remedies hereunder and all other remedies available to it under applicable law.  Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as the Holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 6(b).  No such rescission or annulment shall affect any Event of Default or impair any right consequent thereon.

Section 7.Miscellaneous.

a)Notices.  Any and all notices or other communications or deliveries to be provided by the Holder hereunder shall be in writing and delivered personally, by facsimile, by email attachment, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, or such other facsimile number, email address, or address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 8(a).  Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, by email attachment, or sent by a U.S. nationally or internationally recognized overnight courier service addressed to the Holder at the facsimile number or email address or address of the Holder set forth on the Holder Signature Page of this Note, or such other facsimile number, email address, or address as the Holder may specify for such purposes by notice to the Company delivered in accordance with this Section 8(a).  Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment to the email address set forth on the signature pages attached hereto prior to 5:30 p.m. (local time in Los Angeles, California) (or such later time expressly specified elsewhere in this Note) on any date, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment to the email address set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (local time in Los Angeles, California) (or such later time expressly specified elsewhere in this Note) on any Business Day, (iii) the third Trading Day following the date of mailing, if sent by U.S. nationally or internationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.

b)Absolute Obligation.  Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal amount of, accrued and unpaid interest on, and the Shares payable under, this Note as provided herein.  This Note is a direct debt obligation of the Company.  All payments by the Company hereunder shall be made without setoff, deduction or counterclaim.

c)Lost or Mutilated Note.  If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.  The applicant for a new Note under such circumstances shall also pay or provide for any reasonable third-party costs (including a customary indemnity) associated with the issuance of such replacement Note.

d)Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof.  Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts in Los Angeles, California (the “Los Angeles Courts”).  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Los Angeles Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of the Los Angeles Courts, or such Los Angeles Courts are improper or inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law.  Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby.

e)Amendments; Waivers.  Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note.  The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion.  Any waiver by the Company or the Holder must be in writing.

f)Severability.  If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.  If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

g)Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief.  The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note at law or in equity (including a decree of specific performance or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note.  The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein.  Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms of this Note.

h)Next Business Day.  Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

i)Headings.  The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

j)Limitation of Liability.  Neither Holder, the Company nor any Affiliate, officer, director, employee, attorney, or agent of Holder or the Company shall have any liability with respect to, and the Company and the Holder hereby waives, releases, and agrees not to sue any of them upon, any claim for any punitive, special, indirect, incidental, or consequential damages suffered or incurred in connection with, arising out of, or in any way related to, this Note.

k)Costs of Enforcement.  The Company hereby covenants and agrees to indemnify, defend and hold the Holder harmless from and against all costs and expenses, including reasonable attorneys’ fees and costs, together with interest thereon at the Applicable Rate, incurred by the Holder in enforcing its rights under this Note; or if the Holder is made a party as a defendant in any action or proceeding arising out of or in connection with its status as a lender, or if the Holder is requested to respond to any subpoena or other legal process issued in connection with this Note; or reasonable disbursements arising out of any costs and expenses, including reasonable attorneys’ fees and costs, incurred in any bankruptcy case; or for any legal or appraisal reviews, advice or counsel performed for the Holder following a request by the Company for waiver, modification or amendment of this Note.

l)Counterparts.  This Agreement may be executed in counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof.

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(Signature Pages Follow)

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by its duly authorized officer as of the date first indicated above.

EMMAUS LIFE SCIENCES, INC.	Address for Notice:
21250 Hawthorne Boulevard Suite 800 Torrance, California 90503

By:	Email: yniihara@emmauslifesciences.com
Yutaka Niihara, M.D., M.P.H.	Fax: 310-214-0075
Chairman and Chief Executive Officer
With a copy to (which shall not constitute notice):

Email: dshort@emmauslifesciences.com

Fax: 310-214-0075

[HOLDER SIGNATURE PAGE FOLLOWS]

4834-9786-3872 v.11

holder SIGNATURE PAGE TO PROMISSORY NOTE

IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed by a duly authorized officer as of the date first indicated above.

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4834-9786-3872 v.11